Exhibit 99.1

CECO Environmental Corp. and Met-Pro Corporation
Announce Preliminary Results of
Merger Consideration Elections by Met-Pro Shareholders

Cincinnati, OH; Harleysville, PA, August 26, 2013 - CECO Environmental Corp. (NasdaqGM: CECE) and Met-Pro Corporation (NYSE: MPR) today announced the preliminary results of the elections made by Met-Pro shareholders regarding the form of merger consideration they wish to receive in connection with the proposed merger transactions in which Met-Pro will become a wholly-owned subsidiary of CECO.  The election deadline for Met-Pro shareholders to make merger consideration elections in connection with the merger transactions expired at 5:00 p.m., Eastern time, on August 23, 2013.

As previously announced, under the terms of the merger agreement between CECO and Met-Pro, Met-Pro shareholders were able to elect to receive, for each Met-Pro common share they owned, either $13.75 in cash, without interest (the “Cash Consideration”), or shares of CECO common stock having an equivalent value based on the volume weighted average trading price of CECO common stock for the 15-trading day period ending on the date immediately preceding the closing of the merger, subject to a collar (the “Stock Consideration”), with such Cash Consideration and Stock Consideration subject to proration in accordance with the merger agreement.

Based on available information as of the election deadline, the preliminary election results were as follows:

•	holders of approximately 9,808,910 Met-Pro shares, or approximately 66.6 percent of the outstanding Met-Pro shares, elected to receive the Cash Consideration;

•	holders of approximately 2,982,534 Met-Pro shares, or approximately 20.3 percent of the outstanding Met-Pro shares, elected to receive the Stock Consideration;

•	holders of approximately 1,928,237 Met-Pro shares, or approximately 13.1 percent of the outstanding Met-Pro shares, did not make an election or did not deliver a valid election form prior to the election deadline and, therefore, are deemed to have indicated no preference as to the form of merger consideration.

Because the Cash Consideration is oversubscribed, holders of Met-Pro shares electing to receive the Cash Consideration will receive a combination of the Cash Consideration and Stock Consideration, as set forth in the merger agreement, and holders of Met-Pro shares who elected to receive Stock Consideration or who did not make a valid election will receive all Stock Consideration.

Persons who purchase Met-Pro shares beginning today and prior to the effective time of the merger transactions—which are currently expected to occur between August 27, 2013 and August 29, 2013—will receive Merger Consideration consisting of all Stock Consideration in accordance with the proration procedures described in the merger agreement.

Elections submitted prior to the August 23, 2013, 5:00 p.m., Eastern time, election deadline made pursuant to the notice of guaranteed delivery procedure require the delivery of Met-Pro common shares to American Stock Transfer & Trust Company, LLC, the exchange agent for the merger, by 5:00 p.m., Eastern time, on August 28, 2013, the third NASDAQ trading day after the election deadline.  If the exchange agent does not receive the required stock certificates or book-entry transfer of shares by the guaranteed delivery deadline, the Met-Pro common shares subject to such elections will be treated as if no election was made, which would change the election results set forth above.

After the final results of the election process are determined, the final merger consideration, and the allocation of the merger consideration, will be calculated in accordance with the merger agreement.

Additional Information and Where to Find It

In connection with the proposed merger, Met-Pro and CECO have filed with the SEC a joint proxy statement/prospectus, dated July 25, 2013, which contains important information, including detailed risk factors. This communication is not a substitute for the joint proxy statement/prospectus. Investors in Met-Pro or CECO are urged to read the joint proxy statement/prospectus and other relevant documents that have or will be filed by Met-Pro and CECO with the SEC. You may obtain a free copy of the joint proxy statement/prospectus and other documents that will be filed by Met-Pro and CECO with the SEC at the SEC’s website, www.sec.gov, or by directing a request to Met-Pro Corporation, P.O. Box 144, Harleysville, Pennsylvania 19438, Attention: Investor Relations; or to CECO Environmental Corp., 4625 Red Bank Road, Suite 200, Cincinnati, Ohio 45227, Attention: Investor Relations. The joint proxy statement/prospectus has been mailed to Met-Pro and CECO shareholders.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Proxy Solicitation

Met-Pro and CECO, and certain of their respective directors, executive officers and other members of management and employees are participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of Met-Pro is set forth in the joint proxy statement/prospectus, dated July 25, 2013, for the special meeting of shareholders to be held on August 26, 2013 as well as in Met-Pro’s proxy statement for its 2013 annual meeting of shareholders and Met-Pro’s Form 10-K for the year ended January 31, 2013. Information about the directors and executive officers of CECO is set forth in the in the joint proxy statement/prospectus, dated July 25, 2013, for the special meeting of shareholders to be held on August 26, 2013 as well as in CECO’s proxy statement for its 2013 annual meeting of shareholders and CECO’s 10-K for the year ended December 31, 2012. Investors may obtain additional information regarding the interests of such participants in the proposed transactions by reading Met-Pro’s and CECO’s joint proxy statement/prospectus, dated July 25, 2013.

About CECO

CECO Environmental is a leading global provider of air pollution control technology. Through its subsidiaries – Adwest Technologies, Aarding, Busch International, CECO Filters, CECO Abatement Systems, Kirk & Blum, Effox-Flextor, Fisher-Klosterman/Buell, CECO China and A.V.C. Specialists – CECO provides a wide spectrum of air quality products and services including engineered equipment, cyclones, scrubbers, dampers, diverters, RTOs, component parts and monitoring and management services. Industries served include refining, petrochemical, power, natural gas, aluminum, steel, automotive, chemical and large industrial processes. Global growth, operational excellence, margin expansion, safety leadership and employee development are CECO’s core competencies and long term objectives. For more information on CECO Environmental, please visit www.cecoenviro.com.

Contact:
Corporate Information
Jason DeZwirek, Chairman
Jeff Lang, Chief Executive Officer
1-800-333-5475

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, is a leading niche-oriented global provider of product recovery, pollution control, fluid handling and filtration solutions. The Company’s diverse and synergistic solutions and products address the world’s growing need for clean air and water, reduced energy consumption and improved operating efficiencies. Through its global sales organization, internationally recognized brands, and operations in North America, South America, Europe and The People's Republic of China, Met-Pro’s solutions, products and systems are sold to a well-diversified cross-section of customers and markets around the world. For more information, please visit www.met-pro.com.

Contact:
Neal E. Murphy
Vice President of Finance, CFO
215-723-6751

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this news release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by CECO or Met-Pro), contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of CECO or Met-Pro. These risks and uncertainties include, but are not limited to, those relating to, the risk and uncertainties as to whether the shareholders of Met-Pro and CECO will approve the matters referred to in the joint proxy statement/prospectus including whether Met-Pro’s shareholders will approve the merger with CECO; whether the merger agreement between Met-Pro and CECO will be completed, and the likely adverse impact upon Met-Pro’s and/or CECO’s stock price if the merger agreement is not completed; the ability of CECO to successfully integrate the operations of Met-Pro and to realize the synergies from the acquisition; the results of CECO’s operations pending the completion of the merger transactions, and including CECO’s ability to integrate acquisitions that it recently completed; the various additional risks that are identified in the joint proxy statement/prospectus, dated July 25, 2013, all of which are incorporated herein by reference; the cancellation or delay of purchase orders and shipments, product development activities, goodwill impairment, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws. You should carefully consider the factors discussed under “Risk Factors” in CECO’s Annual Report on Form 10-K for the year ended December 31, 2012, CECO’s Quarterly Report for the quarter ended March 31, 2013, Met-Pro’s Annual Report on Form 10-K for the fiscal year ended January 31, 2013, Met-Pro’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2013, and the joint proxy statement/prospectus dated July 25, 2013, as filed with the SEC.

CECO common stock trades on the NASDAQ Global Market under the symbol CECE.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR.